Exhibit 4.6

                      AMENDMENT NO. 1 TO THE THIRD AMENDED
                      AND RESTATED STOCKHOLDERS' AGREEMENT


                  Amendment No. 1, dated as of November 20, 2000, to the Third Amended and Restated Stockholders' Agreement, dated as of April 20, 1999 (the "Stockholders' Agreement"), by and among the Company, the WCAS Purchasers, TPC, CIBC II, CIBC III, Caravelle, JHW II, JHW III, JHW Strategic III, JHW Mezzanine, Clark, Tomick, Bryne, Waller, Kitty Hawk III, Kitty Hawk IV, Eagle Creek, Finley LP, NCEF, Lutkewich, Jackman, Eckert, Gupton, Price LP and Benake. Unless otherwise defined herein, defined terms shall have such meanings ascribed to them in the Stockholders' Agreement.

                  WHEREAS, pursuant to the terms of that certain Purchase Agreement, dated as of November 20, 2000 (the "Trimaran Purchase Agreement"), by and among the Company and Trimaran Fund II, L.L.C. ("Trimaran II"), Trimaran Capital, L.L.C. ("Trimaran Capital"), Trimaran Parallel Fund II, L.P. ("Trimaran Parallel"), CIBC Employee Private Equity Fund (Trimaran) Partners ("Employee Trimaran Fund") and CIBC World Markets Ireland Limited ("CIBC Ireland" and, collectively with Trimaran II, Trimaran Capital, Trimaran Parallel and Employee Trimaran Fund, the "Trimaran Purchasers"), the Company is selling shares of Common Stock and issuing warrants to purchase shares of Common Stock (the "Warrants") to the Trimaran Purchasers as more fully described in Section 1.01 of the Trimaran Purchase Agreement; and

                  WHEREAS, pursuant to Section 18 of the Stockholders' Agreement, the Company and the Stockholders desire to amend the Stockholders' Agreement to make changes to the CIBC Purchasers' rights and make such amendments, as more particularly set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.       Amendment of Section 1(a)(ii)d).

                  Section 1(a)(ii)d) of the Stockholders' Agreement is hereby amended in its entirety and replaced with the following:

                           "d) [Intentionally Omitted.]"

2.       Addition of Section 1(f).

                  Section 1 of the Stockholders' Agreement is hereby amended by adding a new paragraph (f) to read as follows:

                           "(f)  The CIBC  Purchasers  shall  have the  right to
                  designate a representative to attend as an observer all meetings of the Company's Board of Directors and to receive all notices distributed to members of the Company's Board of Directors at the same time and in the same manner as so distributed. The Company shall provide such observer with such information as the observer shall reasonably request."

3.       Amendment of Section 10(b).

                  Section 10(b) of the Stockholders' Agreement is hereby amended in its entirety and replaced with the following:

                           "(b)  The  respective  rights  granted  to  the  WCAS
                   Purchasers,  the  Whitney  Purchasers  and  TPC  pursuant  to
                   Section 1 shall terminate as to any group of Purchasers on the earlier to occur of (i) the sale, transfer or other disposition (including a disposition by a partnership to its partners or a limited liability company to its members) by such respective group of Purchasers of at least 50% of the shares of Capital Stock held by such group of Purchasers on the date of this Amendment or (ii) the ownership of Capital Stock held by such Purchasers shall fall below 8% of the outstanding Capital Stock of the Company. The rights granted to the CIBC Purchasers pursuant to Section 1 shall terminate if the aggregate ownership of Capital Stock held by the Trimaran Fund II, L.L.C. ("Trimaran II"), Trimaran Capital, L.L.C. ("Trimaran Capital"), Trimaran Parallel Fund II, L.P. ("Trimaran Parallel"), CIBC Employee Private Equity Fund (Trimaran) Partners ("Employee Trimaran Fund") and CIBC World Markets Ireland Limited ("CIBC Ireland" and, collectively with Trimaran II, Trimaran Capital, Trimaran Parallel and Employee Trimaran Fund, the "Trimaran Purchasers"), the Permitted Trimaran Assignees and the CIBC Purchasers, in the aggregate, shall fall below 5% of the outstanding Capital Stock of the Company. For purposes of the foregoing, "Permitted Trimaran Assignees" shall mean (i) any Affiliate of any Trimaran Purchaser, (ii) Caravelle, (iii) Caravelle Investment Fund II, L.L.C., (iv) any investment fund controlled by at least two of Messrs. Jay Bloom, Andrew Heyer or Dean Kehler, (v) any person (a) managed by CIBC World Markets Corp. ("CIBC World Markets") or Trimaran II (including any Affiliates thereof) or at least two of Messrs. Bloom, Heyer or Kehler and (b) substantially all the equity interests which are owned, directly or indirectly, by (1) members in Trimaran II, (2) employees of CIBC World Markets or any Affiliate thereof, (3) any investor in the Trimaran investment program that has co-investment rights or (4) any combination of the persons named in the immediately preceding clauses (1), (2) or (3) or any successor to any Trimaran Purchaser or any of the foregoing persons."

4.       Representations and Warranties by the Company.

                  (a) The Company hereby represents and warrants to the other parties hereto that the execution, delivery and performance of this Amendment by the Company will not violate any provision of applicable law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, except for such violations, conflicts or breaches which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (b) This Amendment has been duly executed and delivered by the Company and when this Amendment is executed by the other parties hereto, the Stockholders' Agreement as amended by this Amendment, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

5.  Continuing  Effect of  Stockholders'  Agreement.  This  Amendment  shall not constitute an amendment or modification of any other provision of the Stockholders' Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Stockholders' Agreement are and shall remain in full force and effect.

6. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

7. Governing Law. This Amendment shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, each of the parties hereto has executed this agreement, as of the day and year first above written.


                                     WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

                                             By:   WCAS VIII Associates, L.L.C.,
                                                   its General Partner


                                             By: /s/ Lawrence B. Sorrel
                                                -------------------------------
                                                 Name: Lawrence B. Sorrel
                                                 Title:


                                    WCAS CAPITAL PARTNERS III, L.P.

                                           By:   WCAS CP III Associates, L.L.C.,
                                                 its General Partner


                                           By: /s/ Lawrence B. Sorrel
                                              ---------------------------------
                                                 Name: Lawrence B. Sorrel
                                                 Title:


                                   WCAS INFORMATION PARTNERS, L.P.


                                          By: /s/ Lawrence B. Sorrel
                                             ----------------------------------
                                                Name: Lawrence B. Sorrel
                                                Title:


                                                     TOWER PARENT CORP.


                                         By:
                                            -----------------------------------
                                               Name:
                                               Title:

                                         CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.


                                        By: /s/ Steven A. Flyer
                                           -----------------------------------
                                              Name: Steven A. Flyer
                                              Title:Attorney-in-Fact


                                        CO-INVESTMENT MERCHANT FUND 3, LLC


                                       By: /s/ Steven A. Flyer
                                          ------------------------------------
                                             Name: Steven A. Flyer
                                             Title:Attorney-in Fact


                                        CARAVELLE INVESTMENT FUND, L.L.C.

                                       By:   Caravelle Advisors, L.L.C.,
                                             as its Investment Manager and
                                             Attorney-in-Fact


                                       By: (illegible signature)
                                          -------------------------------------
                                           Name:
                                           Title:

                                        WHITNEY EQUITY PARTNERS, L.P.

                                       By:   Whitney Equity Partners, LLC, its
                                             General Partner


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                     J.H. WHITNEY III, L.P.

                                       By:   J.H. Whitney Equity Partners III,
                                             LLC, its General Partner


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      -6-
                                           WHITNEY STRATEGIC PARTNERS III, L.P.

                                      By:   J.H. Whitney Equity Partners III
                                            L.L.C., its General Partner


                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:


                                    WHITNEY MEZZANINE MANAGEMENT COMPANY, L.L.C.

                                      By:   Whitney Holdings, LLC, Member


                                      By:
                                         ------------------------------------
                                           Name:
                                           Title:

                                          ------------------------------------
                                                     Stephen H. Clark


                                           ------------------------------------
                                                     David P. Tomick


                                   WALLER SUTTON MEDIA PARTNERS, L.P.

                                   By:   Waller Sutton Media Partners, LLC,
                                         its General Partner


                                   By:
                                      ----------------------------------
                                        Name:
                                        Title:

                                  KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III

                               By: Kitty Hawk Partners Limited Partnership, III, its General Partner


                               By:
                                  ------------------------------------
                                    Name:
                                    Title:

                                    KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV

                               By: Kitty Hawk Partners LLC, IV, its General Partner


                               By:
                                  -----------------------------------
                                    Name:
                                    Title:

                            EAGLE CREEK CAPITAL, LLC


                                     By:
                                        ------------------------------
                                           Name:
                                           Title:

                        FINLEY FAMILY LIMITED PARTNERSHIP


                                     By:
                                           Name:
                                           Title:

                                     THE NORTH CAROLINA ENTERPRISE FUND, L.P.

                                     By:   The North Carolina Enterprise
                                           Corporation, its General Partner


                                     By:
                                           Name:
                                           Title:

                                     ---------------------------------
                                     Edward J. Lutkewich


                                     ---------------------------------
                                     Jack W. Jackman


                                     ---------------------------------
                                     Alton D. Eckert


                                     ---------------------------------
                                     William R. Grupton


                                     THE PRICE FAMILY LIMITED PARTNERSHIP


                                     By:
                                        ----------------------------------
                                           Name:
                                           Title:


                                     BENAKE LP


                                     By:
                                        ---------------------------------
                                           Name:
                                           Title:


                                     ------------------------------------
                                     Richard Byrne